CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 12, 2005 included in the Registration Statement of the
Post-Effective Amendment No.2 to the Form SB-2 and related Prospectus of NSM Holdings, Inc. for the registration of shares of its common stock.

/S/MANNING ELLIOTT LLP
MANNING ELLIOTT LLP
CHARTERED ACCOUNTANTS
Vancouver, Canada
December 30, 2005